Morgan Stanley Institutional Fund Trust - Corporate
Bond Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  The Sherwin-Williams Company
2.750% due 6/1/2022
Purchase/Trade Date:	5/2/2017
Offering Price of Shares: $99.938
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.020%
Percentage of Fund's Total Assets: 0.56%
Brokers: Citigroup, Morgan Stanley, PNC Capital
Markets LLC, Wells Fargo Securities, J.P. Morgan
HSBC, KeyBanc Capital Markets, RBC Capital
Markets, SunTrust Robinson Humphrey, US Bancorp
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Northern Trust Corporation
3.375% due 5/8/2032
Purchase/Trade Date:	5/3/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: 0.036%
Percentage of Fund's Total Assets: 0.28%
Brokers: BofA Merrill Lynch, Morgan  Stanley,
Barclays, Citigroup, Goldman Sachs & Co. LLC, J.P.
Morgan, UBS Investment Bank, Wells Fargo Securities,
Loop Capital Markets, The Williams Group, L.P.
Purchased from: Merrill Lynch, Pierce Fenner & Smith
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.










Securities Purchased:  Capital One Financial
Corporation 2.500% due 5/15/2020
Purchase/Trade Date:	5/9/2017
Offering Price of Shares: $99.842
Total Amount of Offering: $1,400,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.004%
Percentage of Fund's Total Assets: 0.11%
Brokers: Citigroup, Barclays, Morgan Stanley, Capital
One Securities, Deutsche Bank Securities, RBC Capital
Markets
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  The PNC Financial Services
Group Inc. 3.150% due 5/19/2027
Purchase/Trade Date:	5/16/2017
Offering Price of Shares: $99.796
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.040%
Percentage of Fund's Total Assets: 0.67%
Brokers: J.P. Morgan, Citigroup, Morgan Stanley, PNC
Capital Markets LLC
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.













Securities Purchased:  Becton, Dickinson and Company
2.894% due 6/6/2022
Purchase/Trade Date:	5/22/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.006%
Percentage of Fund's Total Assets: 0.22%
Brokers: Citigroup, BNP Paribas, Barclays, MUFG, J.P.
Morgan, Morgan Stanley, Wells Fargo Securities, Wells
Fargo Securities, Standard Chartered Bank, Scotiabank,
US Bancorp, BNY Mellon Capital Markets, LLC, ING,
Loop Capital Markets, The Williams Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Air Lease Corporation 2.65% due
7/1/2022
Purchase/Trade Date:	6/5/2017
Offering Price of Shares: $99.553
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.32%
Brokers: Citigroup, Goldman Sachs & Co. LLC, J.P.
Morgan, SunTrust Robinson Humphrey, BofA Merrill
Lynch, BMO Capital Markets, BNP PARIBAS,
Commonwealth Bank of Australia, Fifth Third
Securities, ICBC Standard Bank Plc, Keybanc Capital
Markets, Lloyds Securities, Loop Capital Markets,
Mizuho Securities, Morgan Stanley, MUFG, RBC
Capital Markets, SOCIETE GENERALE, Stifel, Wells
Fargo Securities
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.








Securities Purchased:  GE Capital Retail Bank
(Synchrony Bank) 3.000% due 6/15/2022
Purchase/Trade Date:	6/7/2017
Offering Price of Shares: $99.571
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.54 %
Brokers: J.P. Morgan, Morgan Stanley, RBC Capital
Markets, Mischler Financial Group, Inc., The Williams
Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  Brighthouse Financial, Inc.
3.700% due 6/22/2027
Purchase/Trade Date:	6/15/2017
Offering Price of Shares: $99.917
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.010%
Percentage of Fund's Total Assets: 0.32%
Brokers:  BofA Merrill Lynch, Goldman Sachs & Co.
LLC, J.P. Morgan, Morgan Stanley, Wells Fargo
Securities Barclays, BNP PARIBAS, Citigroup, Credit
Suisse, Deutsche Bank Securities, HSBC, MUFG,
SMBC Nikko, US Bancorp, The Williams Capital
Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.










Securities Purchased:  Baidu Inc. 2.875% due 7/6/2022
Purchase/Trade Date:	6/28/2017
Offering Price of Shares: $99.470
Total Amount of Offering: $900,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.022%
Percentage of Fund's Total Assets: 0.43%
Brokers: Goldman Sachs (Asia) L.L.C., J.P. Morgan,
HSBC, Morgan Stanley, DBS Bank Ltd. CICC HK
Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.



Securities Purchased:  Comcast Corp. 3.150% due
2/15/2028
Purchase/Trade Date: 8/1/2017
Offering Price of Shares: $99.937
Total Amount of Offering: $1,650,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: 0.035%
Percentage of Fund's Total Assets: 1.20%
Brokers: Citigroup, J.P. Morgan, Mizuho Securities,
Credit Suisse, RBC Capital Markets, SMBC Nikko,
Barclays, BNP PARIBAS, BofA Merrill Lynch,
Deutsche Bank Securities, Goldman Sachs & Co. LLC,
Morgan Stanley., TD Securities, Wells Fargo Securities,
Allen & Company LLC, COMMERZBANK, DNB
Markets, Evercore ISI, PNC Capital Markets LLC, US
Bancorp, ICBC Standard Bank, SOCIETE GENERALE,
Mischler Financial Group, Inc. Ramirez & Co., Inc.,
Academy Securities, CastleOak Securities, L.P., Drexel
Hamilton, Loop Capital Markets, Siebert Cisneros Shank
& Co., The Williams Capital Group, L.P.
Purchased from: Mizuho Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.




Securities Purchased:  Digital Realty Trust, L.P. 3.700%
due 8/15/2027
Purchase/Trade Date: 8/2/2017
Offering Price of Shares: $99.924
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.015%
Percentage of Fund's Total Assets: 0.31%
Brokers: Citigroup, BofA Merrill Lynch, J.P. Morgan,
Credit Suisse, Morgan Stanley, Barclays, Jefferies,
Mizuho Securities, MUFG, Scotiabank, SMBC Nikko,
SunTrust Robinson Humphrey, TD Securities, US
Bancorp, Wells Fargo Securities, BB&T Capital
Markets, BBVA, Raymond James
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Charter Communications
Operating, LLC 4.200% due 3/15/2028
Purchase/Trade Date:	9/11/2017
Offering Price of Shares: $99.757
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.012%
Percentage of Fund's Total Assets: 0.31%
Brokers: BofA Merrill Lynch, Citigroup, Credit Suisse,
Wells Fargo Securities, Deutsche Bank Securities, UBS
Investment Bank, Goldman Sachs & Co. LLC, Mizuho
Securities, RBC Capital Markets, SunTrust Robinson
Humphrey, US Bancorp, MUFG, Scotiabank, TD
Securities, Credit Agricole CIB, SMBC Nikko,
LionTree, Morgan Stanley, Academy Securities, C.L.
King & Associates, Ramirez & Co., Inc., The Williams
Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.














Securities Purchased: Hewlett Packard Enterprise Co.
2.100% due 10/4/2019
Purchase/Trade Date: 9/11/2017
Offering Price of Shares: $99.994
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.014%
Percentage of Fund's Total Assets: 0.31%
Brokers: BofA Merrill Lynch, Citigroup, HSBC, Mizuho
Securities, Wells Fargo Securities, Barclays, Goldman
Sachs & Co. LLC, ING, Morgan Stanley, MUFG, RBC
Capital Markets, SOCIETE GENERALE, ANZ
Securities, Credit Agricole CIB, Credit Suisse,
Santander, Standard Chartered Bank, US Bancorp, Loop
Capital Markets LLC, Mischler Financial Group, Inc.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Smithfield Foods, Inc. 2.650%
due 10/3/2021
Purchase/Trade Date:	9/28/2017
Offering Price of Shares: $99.684
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.20%
Brokers: BofA Merrill Lynch, Morgan Stanley, Bank of
China (Hong Kong), BMO Capital Markets, ICBC
Standard Bank, Rabo Securities, US Bancorp
Purchased from: Merrill Lynch, Pierce Fenner & Smith
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.